UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2014

SELECT-TV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-186461	99-0378854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1395 BRICKELL AVENUE, STE. 800

MIAMI, FLORIDA, 33131

(Address of principal executive offices)

(418)-264-7134

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Select-TV Solutions, Inc. (“Select-TV”) with the U.S. Securities and Exchange Commission ("SEC") on August 6, 2014. The purpose of this amendment is to update information provided under Items 1.01 and 9.01 in that Current Report and to add additional information under Items 2.01, 3.02, 5.01, 5.02, 5.06, and 5.07.

On July 31, 2014 (the “Merger Date”), Select-TV Solutions, Inc. (Select-TV) entered into a Merger Agreement pursuant to which Select-TV Solutions (USA), Inc. (“Select-TV (USA”) merged with and into Select-TV (the “Merger”). As compensation for the Merger, Select-TV issued 55,678,443 shares of its common stock to the shareholders and holders of warrants to acquire common stock of Select-TV (USA) (the “Share Exchange”).

The Merger was accounted for as a “reverse merger" rather than a business combination, wherein Select-TV is considered the acquirer for accounting and financial reporting purposes. The statement of operations reflects the activities of Select-TV (USA) from the commencement of its operations on July 31, 2012. Upon consummation of the Merger, Select-TV (USA) ceased to exist as a separate entity.

Item 1.01 Entry into a Material Definitive Agreement.

The information requested herein is incorporated by reference to Item 5.06 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Prior to the completion of the Merger, Select-TV was deemed to be a shell company, and in accordance with the requirements of Item 2.01(f) of Form 8-K, this Report sets forth information that is required of Select-TV to file a general form for registration of securities on Form 10 under the Exchange Act with respect to the Common Stock. The “Item” numbers in this Item 2.01 of this Current Report on Form 8-K refer to the Item numbers of Form 10.

1

Item 1- Business

General information

Select-TV Solutions, Inc. (the "Company", “Select-TV,” “SELT”, “we”, “us” or “our”) was incorporated in Nevada on May 17, 2011 under the name of Renaissance Films Inc. (“RFI”) to produce documentary films. On September 26, 2011, the Company changed its name to Sedition Films Inc.

On April 7, 2014, the Company experienced a change in control.  Conseil Plumage Blanc Ltd. (“CPB”) acquired a majority of the issued and outstanding common stock of the Company in accordance with a stock purchase agreement by and between CPB and Jesse Lawrence, the Company’s former director and majority shareholder.  On the closing date, April 7, 2014, pursuant to the terms of the Stock Purchase Agreement, CPB purchased from Jesse Lawrence 4,000,000 shares of the Company’s outstanding common stock for $375,000. As a result of the change in control, CPB owned a total of 4,000,000 shares of the Company’s common stock representing 74%.

In conjunction with the change in control, Mr. Jesse Lawrence resigned as the Company's director, and any other positions held by him on April 9, 2014. The resignation was not the result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices. On the same date, Mr. Philippe Germain and Mr. Antonio Treminio were appointed as directors.

On May 1, 2014, the Company filed an amendment to its Articles of Incorporation in the State of Nevada to change its name to “Select-TV Solutions, Inc.”. The Company intends to pursue opportunities available within the hospitality sector providing end-to-end IPTV (Internet Protocol Television) solutions. The Company licenses a technology platform and believes that it a great opportunity to become a leader in the North American hospitality IPTV provisions market over the next few years.

On May 1, 2014, the Company's Board of Directors declared a ten-to-one forward stock split of all outstanding shares of common stock. The effect of the stock split increased the number of shares of common stock outstanding from 5,413,400 to 54,134,000. The total number of authorized common shares and the par value thereof was not changed by the split.

On July 7, 2014, the Company appointed Mr. Geoffrey P. Mott as the Company’s Chief Executive Officer.

On July 18, 2014, the Company and Select-TV Solutions (USA), Inc. (“Select-TV (USA)”) entered into a binding merger agreement whereby on July 31, 2014 Select-TV (USA) merged with and into Select-TV (the “Merger”). Pursuant to the terms of the Merger Agreement, when Select-TV (USA) merged with and into our Company:

●	each of the 39,742,754 shares of Select-TV (USA) common stock outstanding immediately prior to the merger was exchanged for 1.25 of our common shares (or 49,678,443 shares of our common stock in total);

●	each of the 1,397,600 warrants to purchase shares of common stock of Select-TV (USA) outstanding immediately prior to the merger was exchanged for 1.25 warrants to purchase shares of our common stock (or 1,747,000 warrants to purchase shares of our common stock in total); and

●	the holder of our note in an issuance amount of $150,000 (CDN) received the right to receive 6,000,000 shares of our common stock in exchange for such note.

As a result of the Merger, we assumed all liabilities of Select-TV (USA) and the right, title, and interest in all of Select-TV (USA)’s assets, properties, and associated rights automatically became the Company’s assets, properties, and associated rights free and clear of any and all liens. At the time of the merger, Select-TV (USA)’s assets primarily consisted of its wholly-owned subsidiary, Oriana Technologies Inc., a corporation incorporated pursuant to the Canada Business Corporations Act (“Oriana Canada”), which sublicensed to Select-TV (USA) (and now us) the business, intellectual property, trademarks, trade names, and copyrights and trade secrets of Select-TV Solutions SDN BHD (“Select-TV Malaysia”). The intellectual property that we license from Select-TV Malaysia includes trade secrets, copyrights and a pending patent (application number 29/428,676) filed with the U.S. Patent and Trademark Office on August 2, 2012.

2

Philippe Germain, one of our current directors and one of our directors at the time of the merger with Select-TV (USA) was also the co-founder and the beneficial owner of approximately 4% of the shares of Select-TV (USA) at the time of the merger. As a result of the merger, Mr. Germain became the beneficial owner of 1,604,480 shares of our common stock that were exchanged for the shares of Select-TV (USA) that he beneficially owned. Apart from this, there was no material relationship prior to the merger between (i) us or, to our knowledge, Conseil Plumage Blanc Ltd. and respective affiliates on the one hand and (ii) Select-TV (USA) or Select-Malaysia, and their respective affiliates, on the other hand.

Concurrent with our merger with Select-TV (USA), we concluded a private placement of 29,647,316 shares of our common stock in exchange for subscription amounts of $1,482,365.

On August 29, 2014, Antonio Treminio resigned as a director. Additionally, on this date, Mr. Eric Gareau and Mr. Christian Trudeau were added to the board of directors.

Plan of Operation

The Company licenses a technology platform that it believes has proven market validation in some of the best hotels in the world, and the Company believes that it has an opportunity to become a leader in the North American hospitality IPTV provisions market over the next few years. At a time when consumer expectations for entertainment quality and service value-added are on the rise, hotel owners and brands know they need to redefine what they should expect from in-room entertainment systems and their vendors. Management continues to explore new investment opportunities with a focus on technology and the hospitality market.

To date, we are in the early stages of our development. We have two deployed hotels in Canada and two in the United States of which we have paid to deploy three of the four hotels. These hotels have generated minimal revenues up to the current time as we have focused on integration of our system with the property management systems of the hotels and ensuring that the hotel’s network can support our services. We expect these properties to start generating meaningful revenue in the fourth quarter of our fiscal 2015. We have agreements for several other hotels to be installed in the near future and expect to conduct more acquisitions of technology to expand our services and platform. As disclosed in a periodic report filed with the U.S. Securities and Exchange Commission in March 2015, we have recently acquired IPTV assets from MyStay, Inc., JIFM Holdings, LLC and Zon Capital Partners, LP.

We are considering acquiring Select-TV Malaysia, the company from which we license a significant portion of our IPTV technology, for approximately $12 million. If we proceed with such an acquisition, we will require a total of $20 million (including the $12 to acquire Select-TV Malaysia) in additional funds to complete our business plan. If we raise the required funds and acquire Select-TV Malaysia, we will own the technology that we currently license, and if we do not, we will continue to operate under the existing licensing agreement.

We are investigating other technologies for our IPTV platform, and as discussed in our periodic report filed with the U.S. Securities and Exchange Commission in March 2015, we have recently acquired IPTV assets from MyStay, Inc., JIFM Holdings, LLC and Zon Capital Partners, LP. We are investigating and acquiring these additional technologies to improve the IPTV platform that we offer and to mitigate our risk in the event that we cannot acquire Select-TV Malaysia or maintain our license with them.

In an effort to increase the number of hotels that utilize our IPTV platform, we entered into a Hotel Deployment Partnership Agreement, dated May 9, 2014 with AASCA Partners LLC (“AACSA”), an affiliate of the Asian American Convenience Stores Association. Under the terms of the agreement, AACSA was to sign up hotels to use our IPTV platform in the following phases:

●	100 hotels by December 31, 2014 in Phase I in exchange for $50,000 to be paid by May 15, 2014 and $50,000 by July 31, 2014 (both payments have been made);

3

●	an additional 150 hotels by June 30, 2015 in Phase II in exchange for $75,000 to be paid by January 1, 2015 and $75,000 by April 15, 2015 (neither payment has been made as AACSA has yet to finish Phase I) and

●	an additional 750 hotels thereafter in Phase III in exchange for $750,000 to be paid in three quarterly installments beginning on the completion of Phase II.

In addition, to the fees above, AACSA is to receive a bonus ranging from $300 per hotel for hotels with over 150 rooms that sign up to use the IPTV platform to $30,000 for hotels with over 2,500 rooms. Any net recurring revenue per hotel is to be split among us (45%), the hotel (37.5% to 40%), AACSA (12.5% to 15%) and the person that installs the unit (0% to 5%). Any revenue from paid advertising and promotion will be split, depending on the introduction to the source of such revenue, with between 45% and 55% going to us, between 22.5% and 30% going to AACSA and between 22.5% and 25% going to the hotel.

Either party may terminate this Hotel Deployment Partnership Agreement with 30 days’ notice if the other party materially breaches the agreement, to date, no hotels have adopted our IPTV platform through this Hotel Deployment Partnership Agreement. Although AACSA has likely materially breached this agreement, we have not notified them of our intent to terminate this agreement as we have prepaid $100,000 under this agreement for Phase I and believe in AACSA’s ability to get hotels to sign up for our IPTV platform.

During the past several months, we have operated at a loss and expect to continue to do so in the near future. Our ability to pursue our planned business activities currently depends upon our successful efforts to raise additional financing. These factors raise substantial doubt regarding our ability to continue as a going concern. Our certified accountant has included a going concern opinion in our consolidated financial statements, and our consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business even though we may not be able to do so.

Our Products and Services

Select-TV has a license to provide a complete end-to-end Internet Protocol Television (IPTV) platform for the delivery of content and services to hospitality clients. The platform, which is a closed-loop content, connectivity, and commerce system comprised of computer software and hardware, can deliver a wide range of entertainment options, guest services that are tailored to each individual property and other services that improve the quality of the guest experience at a hotel property, clinic, retirement home or other location where guests spend considerable amounts of time. The system provides (i) access to Select-TV content, portal access and graphical user interface, and (ii) Select-TV customized portal client containing Select-TV content and graphical user interface applications for tablets running iOS and Android operating systems.

The system is comprised of (i) an intuitive and customizable graphical user interface through which hotel guests access standard definition and high definition movies and short feature programming through a “Video-On-Demand” interface, and (ii) standard and high definition programming, trick play (a process in a digital video system that mimics the visual feedback given during fast-forward and rewind operations that were provided by analogue systems such as VCRs) and nPVR (network personal video recorder ) functionality. The system utilizes a central processor, programmed by Select-TV and contains software programs as determined by Select-TV, that will enable the hotel guest to gain access to the system and content through either the in room user equipment installed in guest rooms or guest-owned mobile devices and equipment.

The IPTV functionality delivers the channels agreed to by Select-TV and the customer. The Company shall contract separately with a content provider approved by Select-TV for the provisioning of free-to-guest content if required. The specified availability may be adjusted by the mutual agreement of the Parties.

The Video-On-Demand Content (VOD Content) consists of (i) Hollywood first run features and additional library Hollywood content, (ii) alternative and adult movies, (iii) music concerts and comedy, (iv) health fitness and yoga selections, (v) library titles, (vi) international titles, and (vii) advertising supported programs. The VOD content is accessible to hotel guests in each guest room installed with a set top box and chargeable to the hotel guest for each exhibition or performance of any VOD content. Charges are integrated into the Company’s Hotel billing system.

4

The Company can provide entertainment options for guests, including bring your own content (BYOC) that allows users to see their own favorite downloaded items on the large screen TV in the hotel. The Company also intends to help hotels deal with the impact of web videos on the quality of the internet access network by making available a range of web content for guests to access on its system, as well as providing access to social networks and other web content on the “big screen”.

The Company is also able to deliver to its clients a simple platform for launching new services that will both generate revenue for the property and increase guest satisfaction. These services may include anything from the ability to order take-out meals to taxicabs, spa appointments and other services available close to the property without leaving the room or having to work through a variety of sites to find what they need.

All these options give the client the opportunity to engage on a much broader basis with the guest and become the hub of the guest visit. This benefit is leveraged by the mobile application that can give guests full control of all services and entertainment from their smart phones, untethering the guest from a single location.

Material Agreements

License Agreement

We sublicense our IPTV platform from Oriana (Canada), our wholly-owned subsidiary. Our sublicense agreement is subordinate to the License Agreement, dated October 1, 2012, between Select-TV Malaysia and Oriana (Canada) (the “License Agreement”), and is conditional upon that agreement remaining in full force and effect. Under the License Agreement, Select-TV Malaysia granted Oriana (Canada) an exclusive right to market and sell in the Americas Select-TV Malaysia’s “Hospitality Interactive TV” software and hardware and its EMAGINE Home IPTB software and hardware. Under the License Agreement, as amended, Oriana (Canada) committed to purchasing 10,000 Units by August 31, 2014 and 12,000 units in each year thereafter for an annual purchase price of a minimum of approximately $1,884,000. In the event that the first commitment amount was not purchased in the first year plus a six-month grace period, the Licensee may at its sole discretion downgrade the market rights to non-exclusive. Although Oriana (Canada) has not purchased its commitment amount for the first milestone with the prescribed six-month remedy period, Select-TV Malaysia has not notified Oriana (Canada) of a downgrade in its exclusivity.

The License Agreement has a five year term that is automatically renewed for subsequent five-year terms. The License Agreement may be terminated in thirty days if, among other matters, one party notifies the other party that it has committed a material breach of the License Agreement. As of April 15, 2015, 630 units had been installed in four hotels under the License Agreement. Although Oriana (Canada) likely materially breached the License Agreement by failing to sell the committed number of units in its first year, Select-TV Malaysia has not yet notified us of a material breach or its intent to terminate the License Agreement. Select-TV Malaysia has agreed to provide us with a next generation of set top boxes, but the time-frame with which we were to be provided next generation set top boxes passed seven months ago. Without these next generation set top boxes, it will be harder for us to sign up new hotels using the Select-TV Malaysia intellectual property.

Our business partially depends on our ability to continuously use the IPTV platform that we have sublicensed from Oriana (Canada), our wholly-owned subsidiary, which in turn licenses that platform from Select-TV Malaysia. If we are not able to continue the use of the technology under the License Agreement or to acquire Select-TV Malaysia or the technology, we may be forced to rely exclusively on new IPTV technology that we acquired in March 2015. In an effort to mitigate the risk of over reliance on the Select-TV Malaysia IPTV technology and further delays in receiving the next generation set top boxes and to broaden the services that we offer and the platform through which we offer it, in February and March 2015 we acquired assets related to end-to-end IPTV (Internet Protocol Television) and related solutions within the hospitality sector from MyStay, Inc., JIFM Holdings, LLC and Zon Capital Partners, LP as disclosed in our current report on Form 8-k filed with the U.S. Securities and Exchange Commission on March 12, 2015.

5

Sublicense Agreement

The Sub-License Agreement, dated February 15, 2013, with our wholly-owned subsidiary mirrors the terms of the License Agreement. Under the License Agreement, Oriana (Canada) granted us an exclusive right to market and sell in the United States of America Select-TV Malaysia’s “Hospitality Interactive TV” software and hardware and its EMAGINE Home IPTB software and hardware. Under the Sub-License Agreement, we committed to purchasing 6,000 Units in the first year and 9,000 units in each year thereafter. In the event that the first commitment amount was not purchased in the first year plus a six-month grace period, Oriana (Canada) may at its sole discretion downgrade the market rights to non-exclusive. Although we did not purchase the commitment amount for the first year with the prescribed period, Oriana (Canada) has not notified us of a downgrade in our exclusivity. The Sub-License Agreement has a five year term that is automatically for subsequent five-year terms. No third-party has a right under the Sub-License Agreement.

Consulting Agreement with Wise Step Group

On December 16, 2013, Wise Step Group entered into a consulting agreement with Select-TV Solutions Ltd. that we have subsequently subsumed. Pursuant to that agreement, Wise Step Group was to assist us for a twelve month period with (i) the introduction of value added investors and potential strategic and business development partners in Europe and North America, (ii) developing corporate structures, management strategies and marketing and (iii) any other services as mutually agreed upon. In exchange for these services, Wise Step Group received (i) 2,000,000 of our common shares, (ii) the right to receive 8% of any funds raised by us through a source introduced to us by Wise Step Group for the sale of equity and one share of common stock for each such dollar raised and 4% of any funds raised by us through a source introduced to us by Wise Step Group for the sale of debt, (iii) a monthly retainer of $6,000, (iv) stock options, vesting twelve months after the grant date, to purchase 40,000 shares per month exercisable at $0.05 per share and (v) stock options based on performance milestones (none of which were reached).

Consulting Agreement with 4541481 Canada Inc.

On April 22, 2014, 4541481 Canada Inc. entered into a consulting agreement with Select-TV Solutions Ltd. that we have subsequently subsumed. Pursuant to that agreement, 4541481 Canada Inc. was to assist us for a twelve month period with the introduction of value added investors and potential strategic and business development partners in Europe and North America. In exchange for these services, 4541481 Canada Inc. received (i) 1,000,000 of our common shares, (ii) the right to receive 8% of any funds raised by us through a source introduced to us by 4541481 Canada Inc. for the sale of equity and one share of common stock for each such dollar raised and 4% of any funds raised by us through a source introduced to us by 4541481 Canada Inc. for the sale of debt, (iii) a monthly retainer of $3,000, (iv) stock options, vesting twelve months after the grant date, to purchase 50,000 shares per month exercisable at $0.10 per share and (v) stock options based on performance milestones (none of which were reached).

Consulting Agreement with Marco Veilleux

On April 28, 2014, Marco Veilleux entered into a consulting agreement with Select-TV Solutions Ltd. that we have subsequently subsumed. Pursuant to that agreement, Mr. Veilleux was to assist us for a twelve month period with the introduction of value added investors and potential strategic and business development partners in Europe and North America. In exchange for these services, Mr. Veilleux received 500,000 of our common shares and the right to receive 8% of any funds raised by us through a source introduced to us by Mr. Veilleux.

Consulting Agreement with Nadine Jusserand

On May 2, 2014, Nadine Jusserand entered into a consulting agreement with Select-TV Solutions Ltd. that we have subsequently subsumed. Pursuant to that agreement, Ms. Jusserand was to assist us for a twelve month period with the introduction of value added investors and potential strategic and business development partners in Europe and North America. In exchange for these services, Ms. Jusserand received 750,000 of our common shares and the right to receive 8% of any funds raised by us through a source introduced to us by Ms. Jusserand.

6

Consulting Agreement with Valescure Conseils

On May 2, 2014, Valescure Conseils entered into a consulting agreement with Select-TV Solutions Ltd. that we have subsequently subsumed. Pursuant to that agreement, Valescure Conseils was to assist us for a twelve month period with the introduction of value added investors and potential strategic and business development partners in Europe and North America. In exchange for these services, Valescure Conseils received 1,000,000 of our common shares and the right to receive 8% of any funds raised by us through a source introduced to us by Valescure Conseils.

Consulting Agreement with Jean Marc Ferreri

On June 19, 2014, we entered into a consulting agreement with Jean Marc Ferreri. Pursuant to that agreement, Mr. Ferreri is to assist us for a twelve month period (starting May 1, 2014) with (i) the introduction of value added investors and potential strategic and business development partners in Europe and North America, (ii) developing corporate and financial structures, management strategies, business development and implementation of our IPTV solutions in designated hotels and (iii) any other services as mutually agreed upon. In exchange for these services, Mr. Ferreri received 400,000 of our common shares.

Consulting Agreement with Allin Investment LLC

On June 19, 2014, we entered into a consulting agreement with Allin Investment LLC, an entity that was under common control with our former Majority shareholder Conseil Plumage Blanc. Pursuant to that agreement, Allin Investment LLC is to assist us for a twelve month period (starting May 1, 2014) with (i) the introduction of value added investors and potential strategic and business development partners in Europe and North America, (ii) developing corporate structures, management strategies and marketing and (iii) any other services as mutually agreed upon. In exchange for these services, Allin Investment LLC received 600,000 of our common shares.

Consulting Agreement with Impera Patromonie (Canada)

In June 2014, we entered into a consulting agreement with Impera Patromonie (Canada), an entity that was under common control with our former Majority shareholder Conseil Plumage Blanc. Pursuant to that agreement, Impera Patromonie (Canada) is to assist us for a twelve month period (starting May 1, 2014) with (i) the introduction of value added investors and potential strategic and business development partners in Europe and North America, (ii) developing corporate structures, management strategies and marketing and (iii) any other services as mutually agreed upon. In exchange for these services, Impera Patromonie (Canada) received 1,777,366 of our common shares.

Consulting Agreement with Elite Management

On January 1, 2015, we entered into an amended and restated consulting agreement with Elite Management. Pursuant to that agreement, Elite Management is to assist us for a twenty-four month period (starting May 1, 2014) with (i) the introduction of value added investors and potential strategic and business development partners in Europe and North America, (ii) developing corporate and financial structures, management strategies, business development and implementation of our IPTV solutions in designated hotels and (iii) any other services as mutually agreed upon. In exchange for these services, Elite Management received (i) 1,500,000 of our common shares, (ii) a monthly fee of $5,000 which increased to $12,500 on January 1, 2015 and (iii) the right to receive 8% of any funds raised by us through a source introduced to us by Elite Management for the sale of equity and one share of common stock for each such dollar raised and 4% of any funds raised by us through a source introduced to us by Elite Management for the sale of debt.

7

Market and Competition

We believe that the US hospitality sector for in-room entertainment and guest services systems has not been fully realized.We believe that occupancy rates, revenue per available room (RevPar) and average daily rate (ADR) are all on the increase on a year-over-year basis and hoteliers continue to focus on expenses to enhance guest loyalty and retention, streamline operations, increase per guest revenues and occupancy rates, differentiate property accommodations, maintain brand identity, and optimize services to reduce costs.

Key drivers and trends occurring in the hospitality vertical as it relates to technology are:

1.	recognition of the need for more interactive systems that encourage greater guest engagement,
2.	desire to integrate the guests’ devices and content into the in-room experience (BYOC, bring your own device (BYOD)),
3.	desire to engage with guests before, during and after their stay, leveraging mobile technology,
4.	elimination of the “one size fits all” approach to content and services; each hotel is different, each guest has unique needs,
5.	reduction in cost to supply and support hotel systems by basing them on industry standards and open platforms and
6.	use of business intelligence to more effectively deliver attractive content and desired services.

In order to appeal to business and vacationing travelers, hotels must provide improved access to content and services to stay competitive. For limited service hotels this means for the first time increasing service availability, such as access to external services and dining options. For full service hotels this means increasing service convenience by making internal and externally sourced services available easier to order and enjoy.

Most of our potential competitors are established companies that have substantially greater financial resources than we do and already have long-term contracts for the provision of in-room video entertainment and/or guest services. In addition, there are a number of other new entrants into this industry. We may not be able to compete effectively with the larger financial resources of our larger competitors or with new technological innovations that improve the technology or decrease the costs of any of our competitors.

Public Company Status

Although being a public company subject to the periodic and current reporting requirements of the Securities Exchange Act of 1934 entails higher costs and requires more of management’s time in the preparation of our public disclosure documents, we nevertheless decided to become a public entity as we believed that it would increase our ability to raise capital to effectuate our business plans. Prior to making our decision, potential investors advised us that they would prefer to invest in a public entity as it increases our visibility and provides for management’s greater accountability as a result of the increased transparency.

Employees

As of September 30, 2014, the Company had no employees. Instead of employees, the Company has retained consultants to assist with the creation of the go-to-market strategy, creation of the business plan and other related start-up work. Our CEO, Geoffrey Mott, dedicates over 30 hours a week to the development of our business. We have no employment or consulting agreement with him.

Certain Control Persons

Conseil Plumage Blanc Ltd. (“CPB”) acquired majority control of our Company prior to the merger with Select-TV Solutions (USA), Inc. As a result, it and its sole director, Mathieu Landry-Girouard, are deemed to have been promoters or organizers of our Company. In the past five years, CPB and Mr. Landry have received the following items of value from us:

●	In June of 2014, we entered into a Consulting Agreement with Impera Patrimoine Canada Inc., an affiliate of Mr. Landry, pursuant to which we issued 1,777,366 shares of common stock in exchange for twelve months of consulting services to assist us in developing corporate structures, management strategies and marketing, among other matters;

8

●	In June of 2014, we entered into a Consulting Agreement with Allin Investment LLC, of which Mr. Landry is the Principal Partner, pursuant to which we issued 600,000 shares of common stock in exchange for twelve months of consulting services to assist us in developing corporate structures, management strategies and marketing, among other matters;

●	Starting in April of 2014, we have paid Mr. Landry a monthly CDN$1,000 fee in connection with consulting services that he provides us directly (there is no written agreement covering this transaction); and

●	In April 2014, we provided CPB with $364,250 to enable CPB to acquire 40,000,000 of our shares to effectuate the change in control of our Company (there was no agreement covering this payment). CPB subsequently distributed 39,999,000 of those shares to various persons.

Item 1a- Risk Factors

The following important factors among others, could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this Current Report or presented elsewhere by management from time to time.

Risks Relating to Our Business

If we do not obtain additional financing, our business may be at risk or execution of the Business Plan may be delayed.

To date, the Company has raised approximately $2,655,738 through contacts, high net-worth individuals and strategic investors situated mainly in Europe and Canada. The Company has not generated any revenue from operations since inception. We have limited assets upon which to commence our business operations and to rely otherwise. At July 31, 2014, we had cash and cash equivalents on hand of $848,036. As we have a monthly burn rate of approximately $100,000, we anticipate that we will have to raise additional funds. Additional funding will be needed to implement our business plan that includes various expenses such as legal, operational set-up, general and administrative, marketing, employee salaries and other related start-up expenses.

The Company is also considering acquiring Select-TV Malaysia, the company that owns the intellectual property that we license, for approximately $12 million. Select-TV Malaysia has its main business in both the Middle East and Asia.  To complete such an acquisition we would have to find the funds for such an acquisition or pay for such an acquisition in shares of stock,

We might never raise a sufficient amount of additional capital, or if we raise additional capital, do so on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution. If we are not able to raise the capital necessary to fund our business objectives, we may have to delay the implementation of our business plan. Including funds required to acquire Select-TV Malaysia, we estimate that we will need approximately $20,000,000 in additional funds to complete our business plan.

Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock.

Our independent auditor has issued a going concern opinion after auditing our financial statements; our ability to continue depends on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

9

We will be required to expend substantial amounts of working capital in order to acquire and market our proposed products and establish the necessary relationships to implement our business plan. We were incorporated on May 17, 2011. Our operations to date were funded entirely by capital raised from our private offering of securities. Notwithstanding the offering, we will continue to require additional financing to execute our business strategy.  We totally depend on external sources of financing for the foreseeable future. Failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We entirely depend on our ability to attract and receive additional funding from either the sale of securities or the issuance of debt securities. Needed funds might never available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue depends on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Our business partially relies on intellectual property owned by third parties, and this reliance exposes us to the termination of the right to use that intellectual property and may result in inadvertent infringement of patents and proprietary rights of others.

Our business partially depends on our ability to continuously use the IPTV platform that we have sublicensed from Oriana (Canada), our wholly-owned subsidiary, which in turn licenses that platform from Select-TV Malaysia. If either the sublicense or the license were to terminate, we would lose the ability to conduct our business pursuant to our plan of operations. Our ability to pursue our business plan would then depend on using our recently acquired platforms or finding an alternative platform to license or creating our own platform. We may not be able to find or create a platform on a timely and cost effective basis, and even if we did, such platform might be inferior to the one we currently have a license to use and may not be attractive to potential customers.

Many entities, including some of our competitors, have or may obtain patents and other intellectual property rights that cover or affect products or services related to those of the IPTV platform that we license and that we own. If a court determines that one or more aspect of the licensed or proprietary platform infringes on intellectual property owned by others, we may be required to cease using that platform, to obtain licenses from the owners of the intellectual property or to redesign the platform in such a way as to avoid infringing the intellectual property rights. If a third party holds intellectual property rights, it may not allow us to use its intellectual property at any price, which could materially adversely affect our competitive position.

We may not be aware of all intellectual property rights that our platforms may potentially infringe. U.S. patent applications are generally confidential until the Patent and Trademark Office issues a patent. Therefore, we cannot evaluate the extent to which the platforms may infringe claims contained in pending patent applications. Further, without lengthy litigation, it is often not possible to determine definitively whether a claim of infringement is valid. We may not be in a position to protect the intellectual property that we license as we are not the owners of that intellectual property and do not currently have the financial resources to engage in lengthy litigation.

Failure to acquire the intellectual property underlying the license on which our plan of operations is based may force us to change our plan of operation.

We have entered into negotiations to acquire the intellectual property underlying the license on which our plan of operations is based. This acquisition may entail the acquisition of the company that holds the intellectual property, the acquisition of the intellectual property or the merger of our Company with or into the company that holds the intellectual property. If none of these occurs, we might not have the resources to maintain or license the intellectual property that is vital to our business.

If we are in breach the License Agreement with Select-TV Malaysia, the agreement could be terminated in thirty days.

10

The License Agreement between Oriana (Canada), our wholly-owned subsidiary, Select-TV Malaysia states that either side can terminate the agreement with 30 days notice if there has been a material breach. The Agreement also states that by August 31, 2014 of the Agreement we were to install 10,000 units and provides a grace period through February 28, 2015. To date, we have only installed approximately 630 units in a total of four hotels. If this were to be deemed a material breach, Select-TV could terminate the License Agreement on thirty days’ notice and we would lose the license agreement allowing us to use the Select-TV Malaysia intellectual property.

We lack an operating history and have not generated any revenues to date. Future operations might never result in revenues. If we cannot generate sufficient revenues to operate profitably, we may have to cease operations.

We were incorporated in May 17, 2011 and have more recently changed business direction. We do not have any operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow depends upon our ability to earn profit by attracting enough clients who will buy our product or services. We might never generate revenues or, if we generate revenues, achieve profitability. Failure to generate revenues and profit will eventually cause us to suspend or cease operations.

We may not be able to effectively compete with established businesses in our industry or with other new entrants.

Most of our potential competitors are established companies that have substantially greater financial resources than we do and already have long-term contracts for the provision of IPTV services with large hotel chains and other hospitality providers. In addition, there are a number of other new entrants into this industry. Potential large end-customers, particularly larger hotel groups, have substantial negotiating leverage, which may require that we agree to terms and conditions that could result in decreased revenues and gross margins. Established competitors may be in a position to better resist such leverage or reduce their prices to meet the leveraged demands. We may not be able to compete effectively with the larger financial resources of our larger competitors or with new technological innovations that improve the technology or decrease the costs of any of our competitors.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, hire employees and consultants and seek to protect our intellectual property rights, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis.  Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

11

Because one shareholder owns 24.4% of our issued and outstanding common stock, he can make and control corporate decisions that may be disadvantageous to minority shareholders.

One shareholder, Conseil Plumage Blanc Ltd. (“CPB”), owns approximately 24.4% of the outstanding shares of our common stock. Although this is not a majority position, CPB will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. CPB will also have significant influence to prevent or cause a change in control. The interests of CPB may differ from the interests of the majority of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Any inability to adequately find and retain employees needed to build a deployment team, and customer service team, sales team along development and testing staff, could harm our ability to compete.

Our future success and ability to compete depends in part upon finding and retaining highly skilled business, product development, technical and other personnel. We might never be successful in recruiting such personnel or in retaining them if hired. A failure on our part to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our business can be affected by currency rate fluctuations as we may receive payments and incur expenses in foreign currency.

We will receive earnings in US currency. However, some of our clients might pay us in foreign currency. Also, as our operations are based in Montreal, Quebec, some of our expenses will be incurred in Canadian Dollars, Great Britain Pounds, or Euros. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

We will incur on-going costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We are required to file annual, quarterly and current reports, and other information with the SEC as provided by the Securities Exchange Act. The costs associated with these filings in the next 12 month will be approximately $50,000. If we are unable to generate sufficient revenues or raise additional funds to remain in compliance, among other matters, our shares of common stock would no longer be eligible for quotation on the OTCQB which would make it difficult for you to resell our shares of common stock .

The lack of public company experience of our officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our officers and directors lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. They have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A lack of diversification in our plan of operation exposes us to a concentrated business risk.

Because of our limited financial resources, we do not currently intend to diversify our plan of operations. Our inability to diversify our activities into more than one area will subject us to economic fluctuations and therefore increase the risks associated with the Company’s operations. Any developments that decrease the desirability of our IPTV platform, such as web-based innovations, will affected every aspect of our plan of operations.

12

Risks Relating to this Offering and Our Shares

Because prior to this filing, we were considered to be a “shell company” under applicable securities rules, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). As a result, investors may not be able to re-sell our shares for one year from the date of this filing and could lose their entire investment.

Until our merger with Select-TV (USA) on July 31, 2014, we were a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. The SEC adopted final rules amending Rule 144 that became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time we were no longer considered a "shell company" as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act by filing a Form 10 information with the SEC after which time we must remain current in our filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 information with the SEC reflecting its status as an entity that is not a shell company.

Our shares of common stock are subject to the “penny stock’ rules of the securities and exchange commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Our shares of common stock trading on the OTC Bulletin Board will fluctuate significantly. As of the date of this Annual Report, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

13

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in the Company to be diluted. Such dilution will negatively affect the value of investors’ shares.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our articles of association provide indemnification for officers, directors and employees.

Our governing instruments provide that officers, directors, employees and other agents and their affiliates shall only be liable to our Company for losses, judgments, liabilities and expenses that result from the negligence, misconduct, fraud or other breach of fiduciary obligations. Thus certain alleged errors or omissions might not be actionable by us. The governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify our officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with our Company, including liabilities under applicable securities laws.

Our share price may be volatile, and you may not be able to sell your shares of common stock at or above the cost per Share.

Shares of our common stock are quoted on the Over-the-Counter Bulletin Board, but there is no or little public trading of our commons stock. An active trading market may never develop for our common stock, and if it does not, your ability to sell your shares of our common stock in a public would be greatly reduced or entirely eliminated.

Even if an active trading market develops, it may not provide the consistency that you might expect for more established companies. The stock market in general has experienced extreme price and volume fluctuations, particularly for companies with no, sporadic or new active trading markets. These broad market and industry fluctuations may adversely affect the market price of our common stock, irrespective of our actual operating performance. Additional factors which could influence the market price of our common stock include statements and claims made by us and other participants in our industry and public officials. The public offering price for the common stock contained in the shares may not be above that which will subsequently prevail in the market.

Item 2- Financial Information

Company Overview

Select-TV Solutions, Inc. (the "Company", “SELT”, “we”, “us” or “our”) was incorporated in Nevada on May 17, 2011 under the name of Renaissance Films Inc. (“RFI”) and intended to produce documentary films. On September 26, 2011, the Company changed its name to Sedition Films Inc.

14

On November 12, 2012, Select-TV (USA) entered into a Letter of Intent with Vector Resources Inc. (“Vector”) pursuant to which Vector agreed to assist Select-TV (USA) in completing a qualifying transaction for a listing on the TSX-Venture Exchange. Either party could terminate the Letter of Intent if a definitive agreement for a qualifying transaction had not been entered into by December 15, 2102 or a qualifying transaction had not occurred by January 31, 2013. On February 18, 2013, Select-TV (USA) issued two separate notes to Vector in the principal amounts of CDN$50,000 and CDN$25,000. Select-TV (USA) subsequently decided not to enter into such qualifying transaction and on August 30, 2013 entered into a Termination and Forbearance Agreement with Vector terminating the Letter of Intent and extending the date on which the two notes totaling CDN$75,000 would mature to March 31, 2014. As consideration for the Termination and Forbearance Agreement, the Company issued a $136,335 (CDN$150,000) non-interest bearing promissory note payable to Vector, due December 31, 2014. The $136,335 was charged to operations during the year ended April 30, 2014 and is included in professional fees in the consolidated statement of operations. Consequently, the note was assumed by the Company as a result of the merger. As of April 17, 2015, a balance of CDN$16,055 remains on the note in the principal amount of CDN$150,000.

On April 7, 2014, the Company experienced a change in control.  Conseil Plumage Blanc Ltd. (“CPB”) acquired a majority of the issued and outstanding common stock of the Company in accordance with a stock purchase agreement by and between CPB and Jesse Lawrence, the Company’s former director and majority shareholder.  On the closing date, April 7, 2014, pursuant to the terms of the Stock Purchase Agreement, CPB purchased from Jesse Lawrence 4,000,000 (40,000,000 post-split) shares of the Company’s outstanding common stock for $375,000. As a result of the change in control, CPB owned a total of 4,000,000 (40,000,000 post-split) shares of the Company’s common stock representing 74%.

In conjunction with the change in control, Mr. Jesse Lawrence resigned as the Company's director, and any other positions held by him on April 9, 2014. The resignation was not the result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices. On the same date, Mr. Philippe Germain and Mr. Antonio Treminio were appointed as directors.

On May 1, 2014, the Company filed an amendment to its Articles of Incorporation in the State of Nevada to change its name to Select-TV Solutions, Inc. The Company intends to pursue significant opportunities available within the entertainment sector and online interactive niche.

On May 1, 2014, the Company's Board of Directors declared a ten-to-one forward stock split of all outstanding shares of common stock. The effect of the stock split increased the number of shares of common stock outstanding from 5,413,400 to 54,134,000. The total number of authorized common shares and the par value thereof was not changed by the split.

On July 7, 2014, the company’s shareholders appointed Mr. Geoffrey P. Mott as the Company’s Chief Executive Officer.

On July 18, 2014, the Company entered into a Merger Agreement with Select-TV Solutions (USA), Inc. (“STVU”), a Florida corporation. Pursuant to the terms of the Agreement, the Company shall issue 1.25 shares of common stock for each share STVU, or an aggregate of 49,678,443 shares. As a result of the merger, the Company, as the surviving entity, acquired the license rights to Select-TV HITV (Hospitality Interactive TV, software and hardware), and EMAGINE (home IPTV software and hardware), thus enabling the Company to provide end-to-end IPTV (Internet Protocol Television) solutions to the Hospitality, Residential and Hospital subscribers in North America. The Closing of the transaction was effective on the close of business July 31, 2014.

On August 29, 2014, the shareholders of the Company voted to add Eric Gareau and Christian Trudeau to the Board of Directors, joining Mr. Germain. On the same date, Mr. Antonio Treminio resigned his position as Director.

Plan of Operations

The Company, through its license, has the right to carry on the Select-TV Business, Intellectual Property, Trademarks, trade Names, Copyrights and Trade Secrets. The Company believes it has a strong technology platform, proven market validation in some of the best hotels in the world and a great opportunity to become a leader in the North American hospitality IPTV provisions market over the next few years. At a time when consumer expectations for entertainment quality and service value-added are on the rise, hotel owners and brands know they need to redefine what they should expect from in-room entertainment systems and their vendors.

Management continues to explore new investment opportunities with a focus on technology and the hospitality market.

15

Results of Operations

For the Years Ended April 30, 2014 and 2013

Revenues

Revenue for the years ended April 30, 2014 and 2013 were $8,914 and $960, respectively. The source of revenue is mainly from pilot deployments which became fully operational in 2014.

Operating Expenses

For the year ended April 30, 2014, total operating expenses were $808,494 compared to $392,416 for the previous year. The $416,078 increase is mainly to expenses incurred to create and begin implementation of the Company’s revised business plan. Total operating expenses included $445,500 of stock based compensation for legal, accounting and business start-up services (as compared to $0 for the year ended April 30, 2013), $136,335 in product development fees (as compared to $0 for the year ended April 30, 2013), $64,353 of depreciation (as compared to $65,401 for the year ended April 30, 2013), $70,841 in advertising and promotions which included trade exhibitions (as compared to $116,518 for the year ended April 30, 2013) and $91,465 representing contractor fees (staff), office rent, telecommunication and other general and administrative services (as compared to $210,487 for the year ended April 30, 2013).

Loss from Operations

For the year ended April 30, 2014, the loss from operations was $812,509 compared to $415,641 for the previous year.

Net loss per share - basic and diluted

For the year ended April 30, 2014 and 2014, the net loss per share basic and diluted was $.02 compared to $.01 for the previous year.

Liquidity and Capital Resources

Cash provided for in operating activities was $18,191 compared to cash used of $183,466 for the years ended April 30, 2014, and 2013, respectively.  The principal elements of cash flow used in operations for the years ended April 30, 2014 and April 30, 2013 included a net loss of $812,509 and $415,641 respectively, offset by depreciation expense of $64,353 and $65,401 respectively, stock issued for services of $445,500 and $nil respectively, a note payable issued for professional services of $136,335 and $nil respectively, other of $166,321 and $350,240 respectively.

Cash provided for by investing activities was mainly from advances from shareholders. For the years ended April 30, 2014 there were $41,100 provided as compared to a repayment of $12,318 for the preceding year ended April 30, 2013.

16

Cash used by financing activities was $57,668 for the year ended April 30, 2014 compared to cash generated of $193,598 for the year ended April 30, 2013. Financing activities for the year ended April 30, 2014 included payments on loans payable of $68,168 and proceeds of $10,500 from issuance of a loans payable. Cash generated for the year ended April 30, 2013 proceeds from issuance of loans payable of $173,598 and proceeds from issuance of loans payable - related party of $20,000.

In May 2014, we entered into a Hotel Deployment Partnership Agreement with AACSA Partners, Ltd. for their assistance in signing up hotels to use our IPTV platform. Under the terms of that agreement, they were to sign up 100 hotels by December 31, 2014 in exchange for $100,000 (which, as stated, has been prepaid), 150 hotels by June 30, 2015 (for which they are to receive $150,000) and 750 hotels thereafter (for which they are to receive $750,000). In addition to the upfront payments, they are to receive additional funds if the hotels are over a certain size and a share of net recurring revenues and advertising and promotion revenues as accrued. Prior to July 31, 2014, we prepaid AACSA Partners Ltd. $100,000 for their initial commitment under the agreement. AACSA Partners, Ltd. has not signed up any hotels under the agreement, and we have not made any additional payments under the agreement.

Management currently believes that the Company does have sufficient working capital needed to meet its current fiscal obligations. We are currently expending cash of approximately $225,000 per month. At January 31, 2015, we had $310,936 of cash on hand. If we continue with our current monthly cash expenditures and do not raise additional cash through financing activities, revenues or otherwise, we will run out of cash in less than two months. In order to continue to meet its fiscal obligations beyond the next twelve months, management has plans to pursue various financing alternatives including, but not limited to, merger and acquisition activity, raising capital through the equity markets and debt financing.

The primary source for capital for the Company is the equity markets. Management plans to continue its canvassing efforts of investors and financial institutions to invest capital in the Company through private placement offerings of common shares or units consisting of common shares and warrants. The terms and pricing of any such financing would be determined in the context of the markets. The Company has not entered into an agency agreement or arrangement with any financial institution to raise capital at this time.

Should the Company not be successful at raising capital through the issuance of capital stock, the Company may consider raising capital by the issuance of debt. However, unless the appropriate features, such as convertible options, are attached to the debt instruments, this form of financing is less desirable until such time as the Company may be in a position to reasonably foresee the generation of cash flow to service and repay debt. The Company does not currently have plans to issue debt.

Advances to Select-TV Solutions (USA) Inc. (STVU)

During the three months ended July 31, 2014 and the year ended April 30, 2014, the Company advanced $371,350 and $346,050, respectively, to STVU for working capital purposes of STVU. As of July 31, 2014, due to the merger with STVU, the amounts are eliminated upon consolidation.

The advances to STVU, which came from available cash in STVS, were used by STVU to establish business operations such as engage staff via contractors to establish sales plans, contact potential clients, establishing vendor relationships to purchase inventory and other related goods and services required to begin to market and sell the products contracted by the sub-license.

During the three months ended July 31, 2014, of the total funds advanced, approximately $136,745 was used for sales and marketing efforts, $62,885 for the payment of contractors and consultants engaged for general and administrative operations, approximately $103,695 for the purchase of inventory for resale and approximately $68,025 for other selling, general and administrative expenses.

During the three months ended April 30, 2014 of the total funds advanced, $161,450 was used to purchase inventory for resale, $34,767 for cost of sales, $29,863 for sales and marketing, $41,504 for administrative consulting fees, $11,017 for accounting fees, $16,894 for rent and approximately $50,555 for other for other selling, general and administrative expenses.

There were no formal agreements between the parties governing these advances.

17

Going Concern

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred a net loss of $616,186 for the year ended April 30, 2014, has incurred cumulative losses since inception of $626,683.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is highly dependent on its ability to continue to obtain investment capital and loans from an affiliate and shareholder in order to fund the current and planned operating levels.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to bring in income generating activities and its ability to continue receiving investment capital and loans from an affiliate and shareholder to sustain its current level of operations.  No assurance can be given that the Company will be successful in these efforts.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

As a Smaller Reporting Company, we are not required to provide the Select Financial Information as set out in Item 301 of Regulation S-K or the Quantitative and Qualitative Disclosure About Market Risk as set out in Item 305 of Regulation S-K.

Item 3- Description of Property

The Company maintains a corporate office located at 1395 Brickell Avenue, Suite 800, Miami, FL, 33131. The Company maintains a correspondence office located at 999 de Maisonneuve West, Suite 750, Montreal, Quebec H3A 3L4 CANADA. We do not own these officers, and there are no leases governing our use of these offices.

Item 4- Security Ownership of Certain Beneficial Owners and Management

The following table shows the number and percentage of shares of the Company’s common stock owned of record and beneficially by each director and each officer of the Company, and by each person beneficially owning more than five (5%) percent of any class of the common stock, as of October 31, 2014. Except as otherwise noted, the address of the referenced individual is c/o Select-TV Solutions, Inc., 1395 Brickell Avenue, Suite 800, Miami, FL 33131.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

18

				Percent
	Title of Stock	Beneficial		of
Name and Position	Class	Ownership		Class (5)

Geoffrey P. Mott (3)	Common Stock	2,500,000	(Direct)	1.6%

Philippe Germain (2) (4)	Common Stock	17,884,600	(Direct and Indirect)	11.4%

All Directors and Officers as a Group	Common Stock	20,384,600		13.0%

Eric Garneau (2)	Common Stock	-0-		0.0%

Christian Trudeau (2)	Common Stock	-0-		0.0%

Conseil Plumage Blanc Ltd. (6)	Common Stock	40,000,000		25.4%

(1)	Conseil Plumage Blanc Ltd. is a company incorporated in Delaware having its offices at 3422 Old Capitol Trail, Suite 700, Wilmington, DE 19808.
(2)	Indicates director.
(3)	Indicates officer.
(4)	Includes (i) 6,700,000 shares held directly by Mr. Germain, (ii) 2,699,000 shares held by Mr. Germain’s wife, Stephanie Aschaber, (iii) 2,005,600 shares owned by PVG, LLC, of which Mr. Germain is the managing member and has investing and dispositive power, (iv) 2,700,000 shares held by Mr. Germain’s affiliate New Face Distribution Inc., (v) 2,700,000 shares held by Mr. Germain’s affiliate Redwall Business S.A., and (vi) 2,700,000 shares held by Mr. Germain’s affiliate 8010609 Canada Inc.
(5)	The percentage of common stock is calculated based upon 156,720,845 shares issued and outstanding as of October 31, 2014.
(6)	In April 2014, we provided Conseil Plumage Blanc Ltd. (“CPB”) with $364,250 to enable it to acquire 40,000,000 of our shares of our common stock. It acquired these shares from Jesse Lawrence on April 7, 2014, at which time CPB owned 74% of our common stock. By the time of our merger with Select-TV (USA) and as of the date of this information in this table, CPB only held 1,000 shares of our common stock. Mathieu Landry-Girouard was the sole director of CPB.

Item 5 - Directors and Executive Officers

Directors, Executive Officers and Corporate Governance.

The following table sets forth information with respect to persons who are serving as directors and officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

19

			Held
			Position
Name	Age	Positions	Since

Geoffrey P. Mott	62	Chief Executive Officer	7/7/2014

Philippe Germain	30	Chairman, Director	4/9/2014

Eric Gareau	42	Director	8/29/2014

Christian Trudeau	53	Director	8/29/2014

Biography of Directors and Officers

Mr. Geoffrey P. Mott  has been the Chief Executive Officer and Interim Chief Financial Officer of Select-TV Solutions, Inc. since July 9, 2014 and July 7, 2014 respectively. Previously, Mr. Mott has been a consultant and Senior Vice President of Strategy and Business Development of Touchtunes Corporation for the period of January 2009 to December 31, 2011. Mr. Mott served as Managing Director of VantagePoint Venture Partners, Inc., from December 2002 to March 2009. He has extensive experience as a Senior Executive, financial and strategic advisor and has been closely involved with a number of successful US and Canadian companies in the digital media and other high-tech sectors. Mr. Mott has been involved in the high-tech industry for 25 years as a consultant and entrepreneur. He has extensive experience in working with entrepreneurs to develop successful corporate, product and market strategies, commercial partnerships, and operational plans. His experience in helping build technology companies has spanned many sectors, from optical components to telecom systems, enterprise software, and semiconductor design tools. At VPCP, Mr. Mott oversaw Montreal-based portfolio of IT investments and was involved in over $100M of direct investments across multiple IT sectors, including Touchtunes Interactive Media, where he became SVP of Strategic Planning in 2009 and negotiated a major financing package. From January 1998 to December 2002, Mr. Mott served as Managing Partner of Regis McKenna, Inc., (The McKenna Group), which under his leadership more than doubled in size. Prior to McKenna, Mr. Mott built a business strategy practice for technology firms at Lochridge & Co., where he was heavily involved in global telecom deregulation. While at Lochridge, he helped build the first pan-European broadband fiber network and voice as well as data operations in Russia and Central Europe. Previously, he is the Founder of Silicon Solutions. Mr. Mott has been a Director Weblo.com, Inc. since July 19, 2007. He has been a Director of Nexsan Technologies, Inc., since October 2003. He serves as a Director of AXSUN Technologies, Inc. He served as Non Executive Director of Web-Angel plc. Mr. Mott holds a B.A. and an M.A. from Oxford University, England and an S.M. Management degree from MIT’s Sloan School of Management, where he specialized in Finance, Economics and System Dynamics and was a Master's thesis prizewinner.

Mr. Philippe Germain, 31, was appointed as a Director of the Company on April 9, 2014. Mr. Germain was co-founder of Select-TV Solutions (USA), Inc. (a lead technological service provider for high-end boutique hotels); co-founder of Impera Advisory Inc., from 2010 to June 2012, a strategic business consulting firm headquartered in Montreal, Canada; for the period of 2012 to March 2014 was with Azur Capital Fund LLP. He has held senior corporate positions in both Europe and North America. Mr. Germain has a combined degree in economics and political sciences with specialization in finance and statistics from Laval University and is fluent in French, German, and English. He was formerly Managing Partner at PVG Partners LLC from October 2010 to January 2013.

Mr. Eric Gareau, 43, has been the President & CEO of Lulu Software, a Global internet software publishing company operating in over 175 countries worldwide, from 2010 to the present. Mr. Gareau has held executive positions at General Mills Canada as well as L’Oreal where he reorganized the entire Canadian Sales Force for brands including Giorgio Armani, Ralph Lauren, and Biotherm amongst others. He holds a Bachelors Degree from University of Quebec and a Certificate in Business Studies from Concordia University.

Mr. Christian Trudeau, 54, has been the CEO at Airmedic Air Medical Services from April 2012 to the present, and has served in numerous executive positions including President of Transcontinental Interactive, President (from April 2009 to September 2011) and President and COO of Centria Commerce, and Vice President and COO of BCE Emergis, Bell Canada’s E-Business Solutions Division, and Vice President of IT of the Montreal Stock Exchange for a decade. Mr. Trudeau has a Bachelor’s of Science in data processing from Universite Laval and an MBA in finance from Haut Etude de Commerce (HEC).

20

Item 6 - Executive Compensation

Our directors do not receive any stated salary for their services as directors or members of committees of the board of directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve The Company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. No such fees have been paid to any director since incorporation. Reasonable travel expenses are reimbursed.

The following tables set forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officers during the last two completed fiscal years ended April 30, and all non-cash compensation awarded to those same individuals in those fiscal years.

Name and Principal Position	Year	Salary	Bonus	Awards	Stock Compensation	All Other Total

Geoffrey P. Mott (1)	2014	$–	$–	$–	$–	$–
Chief Executive Officer, Interim Chief Financial Officer	2013	$–	$–	$–	$–	$–
Jesse Lawrence (2)	2014	$–	$–	$–	$–	$–
Chief Executive Officer, Chief Financial Officer and Director	2013	$–	$–	$–	$–	$–

(1)	Mr. Geoffrey P. Mott was appointed as Chief Executive Officer and Interim Chief Financial Officer on July 7, 2014.
(2)	Mr. Jesse Lawrence was appointed as Chief Executive Officer, Chief Financial Officer and Director on May 17, 2011. Mr. Lawrence resigned from all positions on April 9, 2014.

Item 7- Certain Relationships and Related Transactions, and Director Independence.

Apart from related-party transactions already discussed and the following related-party transaction, we had no related-party transactions prior to or at the time of the merger:

●	In June of 2014, we entered into a Consulting Agreement with Impera Patrimoine Canada Inc., an affiliate of Mathieu Landry-Girouard, one of our promoters, pursuant to which we issued 1,777,366 shares of common stock in exchange for twelve months of consulting services to assist us in developing Corporate Structures, Management Strategies and Marketing, among other matters;

●	In June of 2014, we entered into a Consulting Agreement with Allin Investment LLC, of which Mr. Landry is the Principal Partner, pursuant to which we issued 600,000 shares of common stock in exchange for twelve months of consulting services to assist us in developing corporate structures, management strategies and marketing, among other matters;

21

●	Beginning in April 2014, we have paid Mr. Landry $1,000 per month in connection with consulting services that he provides us directly (there is no written agreement covering this transaction);

●	In April 2014, we provided Conseil Plumage Blanc Ltd. (“CPB”) with $364,250 to enable CPB to acquire 40,000,000 of our shares to effectuate the change in control of our Company (there was no agreement covering this payment). CPB subsequently distributed 39,999,000 of those shares to various persons;

●	During the three months ended July 31, 2014 and the year ended April 30, 2014, the Company advanced $371,350 and $346,050, respectively, to STVU for working capital purposes of STVU. There was no formal agreement covering these advances and no agreement as to repayment terms. As of July 31, 2014, due to the merger with STVU, the amounts are eliminated upon consolidation..

The Company has no formal written employment agreement or other contracts with our current Chief Executive and Chief Financial Officers. The services to be provided by them might not be available for any specific length of time in the future.  The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

Item 8 - Legal Proceedings

No current litigation, arbitration, forced mediation, governmental hearings or governmental investigations or other legal proceedings have been initiated against the Company, and none have been threatened.

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 9 - Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

We have one class of securities, Common Voting Equity Shares ("Common Stock"). Our common stock is quoted on the OTC Bulletin Board (“OTCQB”) of the OTC Markets Group under the symbol "SELT.QB". As of December 6, 2014, the Company’s common stock is held by 164 shareholders of record, which does not include shares that are held in street or nominee name.

The closing share prices presented below represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the dealer and have been adjusted for the one hundred-for-one forward stock split which occurred on May 1, 2014.  The following chart is indicative of the fluctuations in the stock prices:

For the Year Ended April 30, 2014
	High		Low
July 31, 2012	$	NA	$	NA
October 31, 2012	$	NA	$	NA
January 31, 2013	$	NA	$	NA
April 30, 2013	$	NA	$	NA
July 31, 2013	$	NA	$	NA
October 31, 2013	$	NA	$	NA
January 31, 2014	$	NA	$	NA
April 30, 2014		$0.25		$0.20
July 31, 2014		$0.25		$0.20

22

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Dividend Distributions

We have not historically and do not intend to distribute dividends to stockholders in the foreseeable future.

Item 10. Recent Sales of Unregistered Securities.

On July 30, 2014, we issued 8,000,000 shares of our common stock to our then two directors. These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On July 31, 2014, we issued 49,678,443 unregistered shares to the former shareholders of Select-TV Solutions (USA), Inc. pursuant to the merger agreement. We issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On August 20, 2014, we issued 29,647,316 unregistered common shares for subscriptions of $1,482,365 that we had received prior to April 30, 2014 to non-U.S. persons located outside of the United States in reliance of Regulation S under the Securities Act.

On August 20, 2014, we issued 14,683,720 shares for subscriptions of $1,173,373 that we had received from May 2, 2104 through August 20, 2014. The securities mentioned above were not registered under the Securities Act, and qualified for exemption under Section 4(2) of the Securities Act because the issuance of the securities did not involve a public offering

Between August 20, 2014 and January 1, 2015, we issued 8,677,366 unregistered common shares for consulting services at a value of $867,737. We issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 31, 2014, there were 156,720,845 shares of our common stock issued and outstanding held by approximately 164 stockholders of record.

23

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

Pursuant to the merger agreement with the former shareholders of Select-TV Solutions (USA), Inc., we exchanged warrants to purchase shares of common stock of Select-TV Solutions (USA), Inc. for warrants to purchase 1,747,000 shares of our common stock at an average exercise price of $0.23 and a weighted average remaining contractual term of .95 years as of July 31, 2014.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 12- Indemnification of Directors and Officers.

Nevada Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and consultants; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

24

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

Item 13- Financial Statements and Supplementary Data

Financial statements and supplementary data required by item 13 are (i) incorporated by reference to the Company’s annual report on Form 10-K for the year ended April 30, 2014 filed with the SEC on August 13, 2014 and its quarterly report on Form 10-Q for the quarter ended July 31, 2014 filed with the SEC filed on September 19, 2014 and (ii) attached hereto as exhibits to this current report.

Item 14- Changes in and Disagreements with Accountant on Accounting and Financial Disclosure.

All information required by Item 304 of Regulation S-K has been previously reported in our filings with the U.S. Securities and Exchange Commission.

Item 15- Financial Statement and Exhibits

See Item 13 in Item 2.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information requested herein is incorporated by reference to Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

The information requested herein is incorporated by reference to Item 2.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information requested herein is incorporated by reference to Item 2.01 above.

Item 5.06 -Change in Shell Company Status.

The information requested herein is incorporated by reference to Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. In accordance with Item 9.1 (a), Select-TV Solutions (USA), Inc.’s audited consolidated financial statements for the years ended April 30, 2014 and 2013 and its unaudited consolidated financial statements for the three months ended July 31, 2014 and 2013 are filed in this Current Report on Form 8-K/A as Exhibits 99.1 and 99.2, respectively.

(b)	Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

25

Exhibit No.	Description

2.1	Merger Agreement by and among Select-TV Solutions (USA), Inc. and Select-TV Solutions, Inc. dated July 18, 2014 (1)
10.1	License Agreement, dated October 1, 2012, between Select-TV Solutions Sdn. Bhd. and Oriana Technologies Inc. (Canada) (2)
10.2	Letter Extending License Agreement, dated November 21, 2013, between Select-TV Solutions Sdn. Bhd. and Oriana Technologies Inc. (Canada) (2)
10.3	Sublicense from Oriana Technologies Inc. (Canada) to the Company (2)
10.4	Letter of Intent with Vector Resources Inc., dated November 12, 2012 (2)
10.5	Termination and Forebearance Agreement, dated August 30, 2013, with Vector Resources, Inc. *
10.6	Consultancy Agreement with Wise Step Group, dated December 16, 2013 (2)
10.7	Consultancy Agreement with 4541481 Canada Inc., dated April 22, 2014 (2)
10.8	Consultancy Agreement with Marco Veilleux, dated April 28, 2014 (2)
10.9	Consultancy Agreement with Nadine Jusserand, dated May 2, 2014 (2)
10.10	Consultancy Agreement with Valescure Conseils, dated May 2, 2014 (2)
10.11	Consultancy Agreement with Jean-Marc Ferreri, dated June 2014 (2)
10.12	Consultancy Agreement with Allin Investment LLC, dated June 2014 (2)
10.13	Consultancy Agreement with Impera Patrimonie Canada Inc., dated June 30, 2014 (2)
10.14	Consultancy Agreement with Elite Management, dated January 1, 2015 (2)
10.15	Hotel Deployment Partnership Agreement, dated May 9, 2014, with AACSA Partners LLC (2)
99.1	Audited Consolidated Financial Statements of Select-TV Solutions (USA), Inc. for the years ended April 30, 2014 and 2013 (2)
99.2	Unaudited Consolidated Financial Statements of Select-TV Solutions (USA), Inc. for the three months ended July 31, 2014 and 2013 (2)
99.3	Select-TV Solutions, Inc. proforma combined financial statements for the year ended April 30, 2014 (2)
99.4	Select-TV Solutions, Inc. proforma combined financial statements for the three months ended July 31, 2014 (2)

* Filed herewith

(1) Filed as an exhibit to our current report on Form 8-K on August 6, 2014

(2) Filed as an exhibit to our amendment to current report on Form 8-K on April 29, 2015.

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Select-TV Solutions, Inc.

Date: May 27, 2015
/s/ Geoffrey Mott
Geoffrey Mott Chief Executive Officer

27